EXHIBIT 99.1

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
21st Century Newspapers, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of 21st Century Newspapers, Inc. and Subsidiaries as of December 28, 2003 and December 29, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements for the year ended December 30, 2001, were audited by other auditors who have ceased operations and whose report dated March 26, 2002 expressed an unqualified opinion on those statements before the adjustments described in Notes 1 and 8.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provides a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 21st Century Newspapers, Inc. and Subsidiaries as of December 28, 2003 and December 29, 2002, and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States.

As discussed above, the consolidated financial statements of 21st Century Newspapers, Inc. and Subsidiaries as of December 30, 2001, and for the year then ended were audited by other auditors who have ceased operations. As described in
Note 1, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS, which was adopted by the Company as of December 31, 2001. Our audit procedures with respect to the disclosures in Note 1 with respect to 2001 included (a) agreeing the previously reported net income to the previously issued financial statements and the adjustments to reported net income representing amortization expense (including any related tax effects) recognized in those periods related to goodwill that is no longer being amortized to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the reconciliation of adjusted net income to reported net income. Also, as described in Note 1, the consolidated financial statements of 21st Century Newspapers, Inc. and Subsidiaries as of December 30, 2001, and for the year then ended have been revised to include disclosures required by Statement of Position 93-7, REPORTING ON ADVERTISING COSTS. Our audit procedures with respect to the disclosures in Note 1 with respect to 2001 included agreeing the advertising expense disclosed to the Company's underlying records obtained from management. Also, as described in Note 8, the consolidated financial statements of 21st Century Newspapers, Inc. and Subsidiaries as of December 30, 2001, and for the year then ended have been revised to include disclosures required by Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Our audit procedures with respect to the disclosures in Note 8 with respect to 2001 included (a) agreeing the options disclosed to the Company's underlying records obtained from management, (b) testing the mathematical accuracy of the option rollforward, (c) agreeing the options listed as exercisable to the Company's underlying records obtained from management, and (d) agreeing the amounts listed as weighted average remaining contractual life, weighted average fair value of options granted and weighted average exercise price for options outstanding to the Company's underlying records obtained from management. In our opinion, such disclosures are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 financial statements taken as a whole.

As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill.


/s/  ERNST & YOUNG LLP

Atlanta, Georgia
November 8, 2004

PURSUANT TO RULE 2-02(E) OF REGULATION S-X, THIS REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS, DATED MARCH 26, 2002, IS A COPY OF THE PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP ACCOUNTANTS' REPORT, AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP, AS SUCH FIRM HAS CEASED OPERATIONS.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To 21st Century Newspapers, Inc.
and Subsidiaries:

We have audited the accompanying consolidated balance sheets of 21ST CENTURY NEWSPAPERS, INC. (a Delaware corporation) AND SUBSIDIARIES as of December 30, 2001 and December 31, 2000 and the related consolidated statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of 21st Century Newspapers, Inc. and subsidiaries as of December 30, 2001 and December 31, 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Detroit, Michigan,
March 26, 2002

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 28,   DECEMBER 29,
                                                  2003           2002
                                             ------------------------------
                                                 (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents                    $ 12,127        $  6,368
  Accounts receivable, less allowance for
    doubtful accounts of $1,076 and $1,163
    in 2003 and 2002, respectively               20,358          23,999
  Inventories                                     2,192           2,847
  Prepaid expenses and other current assets       1,872           1,532
                                             ------------------------------
Total current assets                             36,549          34,746

Property, plant and equipment, at cost:
  Land and improvements                           2,766           2,766
  Buildings and improvements                     15,212          15,028
  Machinery and equipment                        39,344          36,738
  Furniture and fixtures                          3,998           3,956
  Transportation equipment                        2,468           2,362
  Construction in progress                           49             202
                                             ------------------------------
                                                 63,837          61,052
  Less accumulated depreciation and
   amortization                                 (28,189)        (22,749)
                                             ------------------------------
Net property, plant and equipment                35,648          38,303

Goodwill                                        177,678         177,421
Advertising relationships, net of
  accumulated amortization of $1,881 and
  $631 in 2003 and 2002, respectively            16,882          18,132
Subscriber lists, net of accumulated
  amortization of $176 and $68 in 2003 and
  2002, respectively                              1,431           1,539
Mastheads                                        13,617          13,617
Deferred financing costs, net of
  accumulated amortization of $1,245 and
  $389 in 2003 and 2002, respectively             4,542           5,078
Other assets                                        151             146
                                             ------------------------------
Total assets                                   $286,498        $288,982
                                             ==============================

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                              DECEMBER 28,   DECEMBER 29,
                                                  2003           2002
                                             ------------------------------
                                                (DOLLARS IN THOUSANDS)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and
   capital lease obligations                   $ 12,439        $  8,854
  Accounts payable                                6,076           6,625
  Accrued compensation                            5,817           6,788
  Deferred subscription revenue                   4,065           3,557
  Accrued interest                                2,740           2,682
  Other accrued expenses                          1,292           1,680
                                             ------------------------------
Total current liabilities                        32,429          30,186


Long-term debt and capital lease
  obligations, less current maturities           97,160         109,292
Senior subordinated notes, including
  accrued interest, less discount                55,588          51,197
Pension and postretirement benefits               2,194           5,081
Other liabilities                                   262             208
                                             ------------------------------
Total liabilities                               187,633         195,964

Commitments and contingencies

Stockholders' equity:
  Common stock, no stated value; 961,887
   shares authorized, issued and
   outstanding as of December 28, 2003 and
   December 29, 2002                            106,896         104,514
  Deferred compensation                          (2,052)            (79)
  Accumulated deficit                            (4,927)        (10,598)
  Accumulated other comprehensive income         (1,052)           (819)
                                             ------------------------------
Total stockholders' equity                       98,865          93,018
                                             ------------------------------
Total liabilities and stockholders' equity     $286,498        $288,982
                                             ==============================

SEE ACCOMPANYING NOTES.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                           FOR THE YEAR ENDED
                                ------------------------------------------
                                 DECEMBER 28,  DECEMBER 29,  DECEMBER 30,
                                     2003          2002          2001
                                ------------------------------------------
                                         (DOLLARS IN THOUSANDS)
Net revenues                       $152,679      $144,749      $111,682

Cost of operations:
  Production                         47,091        44,402        39,409
  Selling                            23,075        20,027        15,661
  Circulation                        28,363        27,180        20,871
  General and administrative         24,507        23,472        17,329
  Non-cash compensation                 409            12             -
  Severance                             747           185             -
  Depreciation and amortization       7,551         6,044        17,414
  Pension Curtailment                (2,532)            -             -
                                ------------------------------------------
                                    129,211       121,322       110,684
                                ------------------------------------------
Operating income                     23,468        23,427           998

Other (expense) income:
  Interest expense                  (16,790)      (16,414)       (9,721)
  Other (expense) income                (34)         (492)          178
                                ------------------------------------------
Income (loss) before income
  taxes                               6,644         6,521        (8,545)

Income tax expense (benefit)            973          (571)        1,245
                                ------------------------------------------
Net income (loss)                  $  5,671      $  7,092      $ (9,790)
                                ==========================================


SEE ACCOMPANYING NOTES.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          ACCUMULATED
                                                                            OTHER            TOTAL
                             COMMON          DEFERRED     ACCUMULATED    COMPREHENSIVE    STOCKHOLDERS'
(DOLLARS IN THOUSANDS)       STOCK         COMPENSATION     DEFICIT         INCOME           EQUITY
                           ---------------------------------------------------------------------------

Balance at December 31,
  2000                     $  81,000        $     -        $(7,900)        $      -        $ 73,100
  Net loss                         -              -         (9,790)               -          (9,790)
                           --------------------------------------------------------------------------
Balance at December 30,
  2001                        81,000              -        (17,690)               -          63,310
  Comprehensive income:
   Net income                      -              -          7,092                -           7,092
   Minimum pension
     liability                     -              -              -             (611)           (611)
   Loss on derivative
     instruments                   -              -              -             (208)           (208)
                                                                                           ----------
  Total comprehensive
   income                          -              -              -                -           6,273
  Shares issued in
   connection with senior
   subordinated notes          5,207              -              -                -           5,207
  Shares issued in
   connection with
   Morning Star
   acquisition                18,216              -              -                -          18,216
  Issuance of stock
   options below fair
   market value                   91            (91)             -                -               -
  Amortization of
   deferred compensation           -             12              -                -              12
                           --------------------------------------------------------------------------
Balance at December 29,
  2002                       104,514            (79)       (10,598)            (819)         93,018
  Comprehensive income:
   Net income                      -              -          5,671                -           5,671
   Minimum pension
     liability                     -              -              -             (179)           (179)
   Loss on derivative
     instruments                   -              -              -              (54)            (54)
                                                                                           ----------
  Total comprehensive
   income                                                                                     5,438
  Issuance of stock
   options below fair
   market value                2,382         (2,382)             -                -               -
  Amortization of
   deferred compensation           -            409              -                -             409
                           --------------------------------------------------------------------------
Balance at December 28,
  2003                     $ 106,896        $(2,052)       $(4,927)        $ (1,052)       $ 98,865
                           ==========================================================================



SEE ACCOMPANYING NOTES.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   FOR THE YEAR ENDED
                                         --------------------------------------
                                           DEC. 28,      DEC. 29,     DEC. 30,
                                             2003          2002         2001
                                         --------------------------------------
OPERATING ACTIVITIES                              (DOLLARS IN THOUSANDS)
Net income (loss)                           $ 5,671    $    7,092    $ (9,790)
Adjustments to reconcile net income
 to cash provided by operating activities:
   Depreciation                               6,193         5,345       4,354
   Amortization of intangible assets          1,358           699      13,060
   Amortization of deferred financing
     costs                                      856         2,847         932
   Amortization of debt discount                901           747           -
   Amortization of deferred compensation        409            12           -
   Gain on sale of business, net of
     goodwill                                     -             -        (389)
   Gain on pension curtailment               (2,532)            -           -
   Deferred income tax benefit                    -        (1,350)          -
   Other                                          -           131          78
   Changes in assets and liabilities,
     net of effects of acquisitions:
      Accounts receivable, net                3,641        (5,062)        845
      Inventories                               655        (1,315)        738
      Prepaid expenses and other assets        (346)          342        (460)
      Accounts payable                          116           350       1,115
      Accrued expenses                       (1,938)        6,365        (880)
      Accrued interest                        3,394         1,757           -
                                         --------------------------------------
Net cash provided by operating
  activities                                 18,378        17,960       9,603
INVESTING ACTIVITIES
Acquisition of Heritage, net of cash
  acquired                                     (100)      (37,590)          -
Acquisition of Morning Star                    (157)      (29,283)          -
Purchases of property, plant, and
  equipment, net                             (3,551)       (3,106)     (1,967)
Proceeds from sales of fixed assets              13             -          86
Proceeds from sale of business                    -         3,100         709
                                         --------------------------------------
Net cash used in investing activities        (3,795)      (66,879)     (1,172)
FINANCING ACTIVITIES
Repayments of long-term debt and
  capital lease obligations                  (8,504)     (110,370)     (8,635)
Borrowings of long-term debt                      -       120,000           -
Payment of deferred financing costs            (320)       (6,680)       (956)
Borrowings under line of credit                   -        10,672      40,694
Repayments on line of credit                      -       (12,223)    (39,578)
Premium on interest rate caps                     -          (197)          -
Borrowings under senior subordinated
  notes, net of commitment fees                   -        53,900           -
                                         --------------------------------------
Net cash (used in) provided by
  financing activities                       (8,824)       55,102      (8,475)
                                         --------------------------------------
Net increase (decrease) in cash               5,759         6,183         (44)
Cash at beginning of year                     6,368           185         229
                                         --------------------------------------
Cash at end of year                         $12,127    $    6,368    $    185
                                         ======================================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
Cash paid for interest                      $11,638    $    9,529    $  9,488
                                         ======================================
Net cash paid for income taxes              $   996    $      598    $    767
                                         ======================================

SEE ACCOMPANYING NOTES.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           December 28, 2003, December 29, 2002 and December 30, 2001
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

21st Century Newspapers (the "Company" or "21st Century") is primarily engaged in the publishing and distribution of various newspaper publications. The Company operates primarily in Michigan and was initially established in 1997 for the purpose of completing the acquisitions of Great Lakes Media, Inc. ("GLM") and Independent Newspapers, Inc. ("INI").

The Company has made several subsequent acquisitions and its primary operating subsidiaries are as follows:

SUBSIDIARY                         PRIMARY ACTIVITY
-------------------------------------------------------------------------------
Great Lakes Media, Inc.            Publisher of the Oakland Press and various
                                   weekly and biweekly newspapers
Independent Newspapers, Inc.       Publisher of the Macomb Daily, the Daily
                                   Tribune, and various weekly and biweekly
                                   newspapers
Heritage Network Incorporated      Publisher of the biweekly News Herald and
                                   various weekly publications
Morning Star Publishing Company    Publisher of the Morning Sun and various
                                   shoppers and real estate guides

On August 28, 2001, the Company created the Alternate Delivery System of Greater Detroit, LLC ("ADS"). ADS distributes print inserts, samples, and other deliverable items in Macomb, Monroe, Oakland, St. Clair, Washtenaw, and Wayne Counties, Michigan. In 2001, the Company made capital contributions to ADS totaling $800 which resulted in an 80% membership percentage in ADS. The remaining 20% membership was made up of three individuals who made capital contributions totaling $100. Gains and losses of ADS were allocated among each member in accordance with their respective membership interests. However, in fiscal 2002 the operating losses attributable to the minority members exceeded their capital contributions. As a result, the Company consolidated the entire amount of the operating losses, in excess of the capital contributions of the minority interest members. During fiscal 2003, the Company purchased the remaining 20% membership interests in ADS in exchange for the release of any remaining obligations of such members under the members' guarantee of certain ADS intercompany notes. The Company does not believe that the guarantees had significant value. As such, no purchase accounting has been applied.

Principles of Consolidation

The consolidated financial statements include the accounts of 21st Century and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fiscal Period

The Company's fiscal year-end is the Sunday closest to December 31. Fiscal year 2003, 2002 and 2001 each consisted of 52 weeks.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates and such differences may be material.

Acquisitions and Dispositions

In July 2001, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 141, BUSINESS COMBINATIONS ("SFAS 141"). The provisions of SFAS 141 eliminated the pooling-of-interests method of accounting for business combinations consummated after June 30, 2001. The Company adopted SFAS 141, effective December 31, 2001, and the adoption did not have an impact on the financial statements.

On March 22, 2002, the Company acquired the assets and certain liabilities of the Heritage Network Incorporated ("Heritage") for cash consideration of $37,690, including acquisition costs of $1,030 and net of cash acquired. Heritage is made up of 15 publications and has approximately 6 properties in Michigan. The acquisition was accounted for under the purchase method of accounting and was financed using cash on hand, the issuance of senior subordinated notes and stock. The Company allocated the purchase price in accordance with SFAS 141, based on the fair value of the assets acquired and liabilities assumed with the remainder of such purchase price allocated to goodwill. Of the total purchase price as of the closing date, an amount equal to $5,900 remained in escrow for a period of two years for the purpose of various indemnification obligations, payment of severance owed by the seller and the Michigan Single Business Tax. In March 2004, the escrow period ended and primarily all amounts will be released to the seller. Any amounts released from escrow and returned to the Company will reduce goodwill. The results of operations of the acquired company have been included in the Company's consolidated statements of operations from the date of acquisition through December 29, 2002. Goodwill related to this acquisition is deductible for income tax purposes.

In September 2002, the Company sold certain intangible assets that were purchased in the Heritage acquisition for cash consideration of $3.1 million and an agreement not-to-compete. The Company accounted for the disposition as a reduction of goodwill and related intangibles and did not recognize a gain or loss on the transaction.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Acquisitions and Dispositions (continued)

On August 28, 2002, the Company acquired, through its wholly owned subsidiary Morning Star Publishing Company ("Morning Star"), the newspaper and publishing assets of Brill Media for consideration consisting of $29,440 in cash and 110,787 common shares, for a total purchase price of $47,656, including acquisition costs of $940. The fair value of the shares was agreed upon based on independent valuation methodologies. Morning Star is made up of 26 publications and has approximately 14 properties in Central and Northern Michigan. The acquisition was accounted for under the purchase method of accounting and was financed using the New Credit Facility, as defined in Note 3. The Company allocated the purchase price in accordance with SFAS 141, based on the fair value of the assets acquired and liabilities assumed with the remainder of such purchase price allocated to goodwill. The results of operations of the acquired company have been included in the Company's consolidated statements of operations from the date of acquisition through December 29, 2002. Goodwill related to this acquisition is deductible for income tax purposes.

The following summarizes the final allocation of fair value assigned to the assets and liabilities at the acquisition date of Heritage and Morning Star.

                                           HERITAGE      MORNING STAR
                                   ----------------------------------

    Cash                                     $ 1,344         $     -
    Other current assets                       2,512           3,768
    Property, plant and equipment              2,434           8,225
    Advertising relationships                 10,572           9,228
    Subscriber lists                           1,384             359
    Mastheads                                  5,622           8,533
    Goodwill                                  17,654          21,363
    Other assets                                 182              70
    Current liabilities                       (2,229)           (804)
    Capital lease obligations                   (112)         (3,086)
    Other non-current liabilities               (329)              -
                                   ----------------------------------
Net assets acquired                          $39,034         $47,656
                                   ==================================

The estimated useful lives of the intangible assets acquired are as follows:

          Advertising relationships              15 years
          Subscriber lists                       15 years
          Mastheads                              Indefinite

Assuming no significant changes, the Company anticipates annual amortization expense on intangible assets for the succeeding five years will approximate $6,790.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

The Company's inventories consist of newsprint and ink and are valued at the lower of average cost or market.

Property, Plant and Equipment

Property, plant, and equipment are stated at cost. Repair and maintenance costs are generally expensed unless they extend the useful lives of assets. Depreciation of property, plant, and equipment is provided on the straight-line method for financial reporting purposes and on accelerated methods for income tax reporting purposes over the estimated useful lives of the assets, which range from three to forty years. Gains or losses related to the disposition of property, plant and equipment are charged to other income or expense when incurred. Also, when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable, management assesses whether there has been a permanent impairment in the value of the asset by comparing the estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. If the expected future cash flows are less than the carrying amount of the asset, an impairment loss is recognized.

Goodwill

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS ("SFAS 142"), and the Company adopted SFAS 142 as of December 31, 2001. Under SFAS 142, goodwill and indefinite lived intangible assets are no longer amortized, but are reviewed annually for impairment.

Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The Company completed the transitional goodwill impairment test required upon adoption of SFAS 142. In applying the test, the Company determined it has one reporting unit. The results of the test indicated that there was no impairment to its recorded goodwill balances. The Company also performed its annual impairment test and determined that no impairment exists.

The following table presents the impact of SFAS 142 on net income (loss) had the accounting standard been in effect as of January 1, 2001:

                            DEC. 28, 2003      DEC. 29, 2002     DEC. 30, 2001
                          ------------------------------------------------------
   Net income (loss), as
     reported                       $5,671            $7,092           $(9,790)
   Goodwill amortization                 -                 -            13,060
                          ------------------------------------------------------
   Net income, as adjusted          $5,671            $7,092           $ 3,270
                          ======================================================


                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Subscription revenue is deferred and recognized over the term of the subscriptions, as newspapers are delivered. Advertising revenue, which includes display advertising and classified advertising, is deferred and recognized at the time the ad is run in the related newspaper.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with SFAS 109, ACCOUNTING FOR INCOME TAXES ("SFAS 109"). Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The fair value of these financial instruments approximates book values at December 28, 2003 and December 29, 2002. The Company routinely assesses the financial strength of its customers, and generally does not require collateral. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of entities comprising the Company's customer base; however, the Company does provide for doubtful accounts based on historical experience and when current market conditions indicate that collection of an amount is doubtful.

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred $3,659, $4,011 and $3,855 in advertising costs during 2003, 2002 and 2001, respectively.

Accounting for Derivative Instruments and Hedging Activities

The Company accounts for derivative instruments in accordance with Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 133"). The statement establishes accounting and reporting standards requiring that all derivative instruments be recorded on the balance sheet at their fair value. The statement requires that changes in the derivative's fair value be recognized in current earnings or other comprehensive income, depending on the derivative designation. SFAS 133 was adopted on January 1, 2001, and the adoption was not significant to the Company's financial position or results of operations.

The Company uses derivative financial instruments primarily to reduce its exposure to fluctuations in interest rates. When entered into, the Company formally designates and documents the financial instrument as a hedge of a specific underlying exposure, as well as the risk management objectives and

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

strategies for undertaking the hedge transaction. For those derivative instruments that are designated and qualify as hedging instruments, the Company designates the hedging instrument, based upon the exposure being hedged, and formally assesses whether the financial instruments used in hedging transactions are effective at offsetting changes in cash flows of the related underlying exposures. For derivative instruments that are designated and qualify as a cash flow hedge, the derivatives are recorded in the balance sheet at fair value in either other assets or other liabilities, and the effective portion of the gain or loss on the derivative instrument is reported as a component of other comprehensive income and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The ineffective portion of a financial instrument's change in fair value is immediately recognized in earnings as other income or expense. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in current earnings during the period of change. Should an agreement be terminated while the underlying remains outstanding, the gain or loss would be deferred and amortized over the shorter of the remaining life of the underlying or the agreement.

Stock Based Compensation

The Company accounts for its stock-based compensation plans under the provisions of APB No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25"). In Note 8, the Company presents the disclosure requirements of SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123") and SFAS No. 148, ACCOUNTING FOR STOCK-BASED COMPENSATION--TRANSITION AND DISCLOSURE ("SFAS 148"). SFAS 123 requires companies that elect not to account for stock-based compensation as prescribed by that statement to disclose, among other things, the pro forma effects on operations as if SFAS 123 had been adopted. SFAS No. 148 provides for alternative methods of transitioning to SFAS 123 (see Recent Accounting Pronouncements). The Company will continue to use the intrinsic value method of accounting for stock-based compensation as allowed by SFAS 148. Compensation expense totaling $409 and $12 was recognized in net income for the years ended December 28, 2003 and December 29, 2002, respectively, for employee stock options granted at an exercise price below the market value of the common stock on the date of the grant. No compensation expense was recognized for the year ended December 30, 2001. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the year ended December 28, 2003, the pro-forma expense related to the fair value of stock options totaled approximately $756. As such, net income would have decreased to $4,915. For the years ended December 29, 2002 and December 30, 2001, the pro-forma results were not significantly different than actual results.

Recent Accounting Pronouncements

In June 2001, the FASB issued Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS ("SFAS 143"). SFAS 143 addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and normal operation of a long-lived asset. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset and subsequently allocated to expense over the asset's useful life. SFAS 143 was effective December 30, 2002 for the Company. The adoption of SFAS 143 did not have a material impact on the Company's financial position or results of operations.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("SFAS 144"). SFAS 144 supersedes FASB Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF ("SFAS 121"); however, it retains the fundamental provisions of that statement related to the recognition and measurement of the impairment of long-lived assets to be "held and used" until it is disposed of, and establishes more restrictive criteria to classify an asset (group) as "held for sale."

SFAS 144 also supersedes the accounting and reporting provisions of APB Opinion No. 30, REPORTING THE RESULTS OF OPERATIONS--REPORTING THE EFFECTS OF DISPOSAL OF A SEGMENT OF A BUSINESS, AND EXTRAORDINARY, UNUSUAL AND INFREQUENTLY OCCURRING EVENTS AND TRANSACTIONS ("APB 30") for the disposal of a segment of a business and would extend the reporting of a discontinued operation to a "component of an entity." The Company adopted SFAS 144 effective December 31, 2001, and the adoption did not have an impact on the Company's financial statements.

The FASB issued Statement of Financial Accounting Standards No. 146, ACCOUNTING FOR COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES ("SFAS 146"), which rescinds certain EITF guidance related to accruals for restructuring or exit plans. The statement requires a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred and applies to disposal activities initiated after December 31, 2002. The Company adopted FAS 146 as of December 30, 2002 and the adoption of the statement did not have a material impact on the Company's financial statements.

In December 2002, the FASB issued SFAS No. 148, which amends SFAS 123. Although it does not require the use of fair value method of accounting for stock-based employee compensation, it does provide alternative methods of transition. It also amends the disclosure provisions of SFAS 123 to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based compensation on reported net income in annual financial statements. SFAS 148's amendment of the transition and annual disclosure requirements are effective for fiscal years ending after December 15, 2002. The Company will continue to use the intrinsic value method of accounting in accordance with APB No. 25, as allowed under SFAS 148, and has included the required disclosures under SFAS 148.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, AMENDMENT OF STATEMENT 133 ON DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("SFAS 149"). SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 amends certain other existing pronouncements. Those changes will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective for contracts entered into or modified after June 20, 2003. The Company adopted SFAS 149 as of July 1, 2003 and the adoption of the statement did not have a material impact on the Company's financial statements.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

In December 2003, the FASB issued an amendment to the Statement of Financial Accounting Standards No. 132, EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POSTRETIREMENT BENEFITS ("SFAS 132R"). This revision retains the disclosures required by SFAS 132, with additional disclosures to include information describing the types of plan assets, investment strategy, measurement date, plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. The Company is required to adopt SFAS 132R on June 15, 2004. The Company does not believe that the adoption of the statement will have a material effect on the Company.

On December 8, 2003, Congress expanded Medicare to include, for the first time, coverage for prescription drugs. The Company sponsors retiree medical programs for certain of its locations and the Company expects that this legislation will eventually reduce the Company's costs for some of these programs. While the Company's investigation into its response to the legislation is at this point preliminary (in part because many decisions await guidance from Medicare), it appears as if some of the plans will need to be changed, while others can continue without changes. Due to various uncertainties as to the Company's response to this legislation and as to the appropriate accounting methodology for this event, the Company has elected to defer financial recognition of this legislation until the FASB issues final accounting guidance. When issued, that final guidance could require the Company to change previously reported information. This deferral election is permitted under FASB Staff Position ("FSP") 106-1, ACCOUNTING AND DISCLOSURE REQUIREMENTS RELATED TO THE MEDICARE PRESCRIPTION DRUG, IMPROVEMENT AND MODERNIZATION ACT OF 2003.

2. EMPLOYEE BENEFIT PLANS

Multi-employer Pension Plans

The Company made contributions of approximately $527, $608 and $668 during 2003, 2002 and 2001, respectively, to multiemployer pension plans for hourly employees covered by various collective bargaining agreements. While contributions are based on fixed hourly rates, federal laws (the Employee Retirement Income Security Act of 1974 ("ERISA") as amended by the Multi-employer Pension Plan Amendments Act of 1980) impose certain contingent liabilities on contributors to multi-employer plans. In the event of withdrawal from the plan and under certain other conditions, a contributor to a multi-employer plan may be liable to the plan in accordance with formulas established by law. The Company does not believe they are responsible for any additional liability at December 28, 2003 and December 29, 2002.

The Company has two defined benefit pension plans covering employees that are members of the Detroit Typographical Union No. 18 and the Newspaper Guild of Detroit Local No. 22. Monthly benefits are based on years of service multiplied by a specific fixed rate for members. The Company's funding policy is to contribute the greater of the minimum required by ERISA or under the union agreement.

The Company has a third defined benefit plan covering substantially all of the employees of GLM. In February 2003, the Company adopted an amendment to freeze all future benefits under the GLM benefit plan. This amendment resulted in a curtailment gain of approximately $2,532, which has been recognized in 2003.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. EMPLOYEE BENEFIT PLANS (CONTINUED)

The following tables provide a reconciliation of the changes in the accumulated postretirement benefits obligation and the accrued benefits cost liability:

Single Employer Pension Plans

                                              DEC. 28, 2003  DEC. 29, 2002
                                             -------------------------------

Benefit obligation                                    $4,463        $ 6,803
Fair value of plan assets                              3,620          2,867
                                             -------------------------------
Funded status                                         $ (843)       $(3,936)
                                             ===============================
Net accrued benefit cost recognized
 in the balance sheets                                $  930        $ 3,660
                                             ===============================

                               Dec. 28, 2003   Dec. 29, 2002  Dec. 30, 2001
                              ------------------------------------------------
Benefit expense                        $ 420           $ 703          $ 954
Employer contribution                    996             843            689
Benefits paid                            538             380            369

Weighted-average
  assumptions:
Discount rate range              6.25%-6.25%     6.75%-7.00%    7.00%-8.00%
Expected return on plan
  assets                         7.00%-8.75%     7.00%-9.00%    7.00%-9.25%
Rate of compensation
  increase                             4.00%           4.00%          4.00%

Employee Savings Plan

The Company maintains two 401(k) retirement savings plans covering substantially all employees, whereby eligible employees may make voluntary, tax-deferred contributions up to 15% of compensation subject to Internal Revenue Service limitations. The Company makes matching contributions on behalf of participating employees, which amounted to $839, $565 and $326 for 2003, 2002 and 2001, respectively. The Company may also make discretionary contributions. However, no discretionary contributions were made during 2003, 2002 or 2001.

Postretirement Medical Benefits

The Company also provides postretirement health benefits to a limited number of active and retired employees. A liability has been recorded representing the unfunded benefit obligation thereunder totaling $819 and $722 at December 28, 2003 and December 29, 2002, respectively.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3. LONG-TERM DEBT, SENIOR SUBORDINATED NOTES AND LINE OF CREDIT

In March 2002, the Company entered into an agreement to issue $55,000 in senior subordinated notes (the "Notes"). In conjunction with the issuance of the Notes, the Company issued 41,100 shares to the debt holder, of which 15,850 are held in Escrow for a period of two and four years from the date of the agreement. The shares held in escrow will be released from escrow after the time period specified in the agreement, if the Company has not repurchased such escrowed shares. The Company is entitled to repurchase such shares for par value if certain conditions are met. Management believes that it is currently unlikely these conditions will be met; accordingly such escrowed shares are recorded as issued and outstanding. In connection with the issuance, the Company incurred commitment fees of approximately $1,100, which are treated as a reduction of proceeds and a discount to the principal balance of the Notes. The Company allocated the net proceeds based on the relative fair value of the Notes and the shares, which resulted in an additional discount on the Notes of $5,207. For the years ended December 28, 2003 and December 29, 2002, the Company recognized $901 and $747, respectively, in interest expense related to the discount. The total discount remaining is $4,659 and is being amortized over the term of the Notes.

The proceeds of the Notes and shares were used for the purchase of Heritage and to pay down $15,000 of the Company's senior debt. Borrowings under the Notes bear interest at 14% and mature on March 31, 2009. Interest is payable quarterly and the Company, at its option, may pay up to 600 basis points of the interest payable in kind by increasing the principal of the Notes. As of December 28, 2003 and December 29, 2002, the Company has accrued $5,247 and $1,757, respectively, related to such interest and included the amount in the principal balance. The Notes are subordinated to the New Credit Facility. The Notes may be redeemed at the option of the Company, in whole or in part, under the conditions as specified in the note indenture plus accrued and unpaid interest to the redemption date, at the following redemption prices if redeemed during the 12-month period ending March 31 of the years indicated:

        YEAR                                      Percentage
        ----------------------------------------------------------
        2004                                      102%
        2005                                      101%
        2006                                      100%

On August 27, 2002 the Company entered into a new credit facility (the "New Credit Facility") and repaid all outstanding debt, except for the Notes. The new credit facility provides for two term loans ("Term Loan A" and "Term Loan B" or collectively the "Term Loans") of $45,000 and $75,000, respectively, and a revolving credit line (the "Revolver"), which allows for maximum borrowings of $30,000. The availability under the Revolver is reduced by amounts outstanding under letters of credit, which cannot exceed $5,000. The New Credit Facility bears interest at either LIBOR or Prime, plus a margin, as defined (an average of 5.4% at December 28, 2003). The margins to be applied to the base rate fluctuate depending on the leverage ratio of the Company for the previous quarter. Term Loan A requires quarterly principal installments of $1,875 through August 27, 2008 and Term Loan B requires quarterly principal installments of $187.5 through June 2008 with a final payment on August 27, 2008 of $68,813. The New Credit Facility is secured by substantially all the assets of the Company. As of December 28, 2003, the Company had $34,500 and $72,188 outstanding under Term Loan A and Term Loan B, respectively, and no amounts were outstanding under the revolver.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. LONG-TERM DEBT, SENIOR SUBORDINATED NOTES AND LINE OF CREDIT (CONTINUED)

In August 1997, the Company borrowed $130,000 under two installment notes payable which were collateralized by substantially all the assets of the Company and its subsidiaries, a pledge of its capital stock, and a guarantee of the subsidiaries. In connection with the New Credit Facility, the installment notes were repaid in full and all associated deferred financing fees were expensed and reflected as interest expense, totaling $2,847.

In August 2000, the Company borrowed $3,700 under an installment note payable and the Company was party to a revolving line of credit of $10,000 with a group of financial institutions expiring on September 15, 2003. The balances of the note payable and revolving line of credit were repaid in connection with the New Credit Facility.

The Company is required to maintain compliance with certain restrictive financial and non-financial covenants. These include, among other things, a cash interest coverage ratio, a fixed charge ratio, a leverage ratio, a senior leverage ratio and a limitation on capital expenditures. At December 28, 2003 and December 29, 2002, the Company was in compliance with all covenants. The Notes also contain a requirement for the Company to prepay amounts equal to 50% of the annual excess cash flow, as defined. As of December 28, 2003, the prepayment totaled $3,705.

Aggregate maturities of long-term debt are as follows as of December 28, 2003:

                                                       NEW CREDIT
                                           Notes        FACILITY
                                       -----------------------------

2004                                        $      -       $ 11,955
2005                                               -          8,250
2006                                               -          8,250
2007                                               -          8,250
2008                                               -         69,983
Thereafter                                    60,247              -
                                       -----------------------------
                                              60,247        106,688
Less current portion                               -        (11,955)
Less discount                                 (4,659)             -
                                       -----------------------------
                                            $ 55,588       $ 94,733
                                       =============================

4. FINANCIAL INSTRUMENTS

In October 2002, the Company entered into two interest rate agreements (the "Interest Rate Caps") with similar terms whereby the Company caps its rate of interest at 4.6%, should the interest rate on the Company's floating rate debt exceed 4.6%, on notional amounts totaling $40,000 through April 29, 2005. The Company paid premiums for the Interest Rate Caps totaling $196 at inception. The Interest Rate Caps were not designated as hedges under SFAS 133. As such, the Company recognized a pre-tax loss equal to the change in the fair value of the Interest Rate Caps of $74 and $99 for the years ended December 28, 2003 and December 29, 2002, respectively, as determined by a third party. Such losses are included in interest expense. As of December 28, 2003 and December 29, 2002, the Company has recorded an asset, included in other long-term assets on the balance sheet, for the fair value of the Interest Rate Caps of $23 and $97, respectively.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4. FINANCIAL INSTRUMENTS (CONTINUED)

In November 2002, the Company entered into two interest rate agreements (the "Interest Rate Swaps") with similar terms whereby the Company pays a counter-party a fixed rate of interest of 2.47% on notional amounts totaling $20,000 through May 6, 2005. In exchange, the Company receives a floating rate of interest of 3-month U.S. Dollar LIBOR on an equivalent notional amount. The Interest Rate Swaps were designated as cash flow hedges that effectively converted a portion of the Company's floating rate debt into fixed rate debt. The effectiveness of the Interest Rate Swaps are assessed using the change in variable cash flows method and were assessed as 100% effective in 2003 and 2002.

As of December 28, 2003 and December 29, 2002, the Company has recorded a liability, included in other liabilities on the balance sheet, for the fair value of the Interest Rate Swaps of $262 and $208, respectively, as estimated by a third party, with an offset in other comprehensive income.

5. INCOME TAXES

Income tax expense attributable to income from operations consists of the following:

                                             YEAR ENDED
                            ---------------------------------------------
                            DEC. 28, 2003  DEC. 29, 2002  DEC. 30, 2001
                            ---------------------------------------------
   Federal:
   Current                           $  -        $ (372)         $  396
   Deferred                             -        (1,350)             19
                            ---------------------------------------------
                                        -        (1,722)            415

   State:
   Current                            973         1,151             830
   Deferred                             -             -               -
                            ---------------------------------------------
   Total provision (benefit)         $973        $ (571)         $1,245
                            =============================================

The tax effects of temporary differences, which give rise to deferred income taxes at December 28, 2003 and December 29, 2002, are as follows:

                                           DEC. 28, 2003   DEC. 29, 2002
                                         --------------------------------

   Total deferred income tax assets            $ 12,545        $ 9,093
   Total deferred income tax liabilities        (11,260)        (6,752)
   Less valuation allowance                      (1,285)        (2,341)
                                         --------------------------------
   Net deferred income tax liabilities         $      -        $     -
                                         ================================

Deferred tax liabilities result from accelerated depreciation for tax purposes and from deductions of certain goodwill for tax purposes that is not amortized for accounting purposes. Deferred tax assets result primarily from expenses not deductible for tax purposes until paid and net operating losses. The Company believes the net operating losses will be utilized by future reversal of current temporary differences before its expiration beginning in 2018. The valuation allowance reflects the net operating losses and amortization deductions, which may not be realized.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



5. INCOME TAXES (CONTINUED)

Income taxes for financial reporting purposes differ from the amount computed by applying the statutory federal rate primarily due to the effect of state income taxes, the reduction in the valuation allowance and permanent differences. At December 28, 2003 and December 29, 2002, the Company had net operating loss carryforwards of approximately $29,918 and $18,500, respectively, which expire beginning in 2018.

6. COMMITMENTS AND CONTINGENCIES

The Company leases office space, equipment, and vehicles under various operating lease agreements. Rent expense totaled $3,109, $3,008 and $1,909 for 2003, 2002 and 2001, respectively. As existing leases expire, the Company anticipates such leases to be renewed or replaced with other leases that are substantially similar in taxes and rental amounts.

As of December 28, 2003 and December 29, 2002, the Company had gross assets under capital leases totaling $2,954 and $3,119 and accumulated amortization of $291 and $126, respectively. Amortization expense is included in depreciation expense in the Company's statements of operations.

Future minimum lease payments under the operating and capital lease agreements, net of future minimum rental payments receivable under non-cancelable sublease agreements are as follows at December 28, 2003.

                                     OPERATING         CAPITAL
                                     -------------------------
   2004                                 $2,370        $   527
   2005                                  1,893            490
   2006                                  1,319            480
   2007                                  1,013            480
   2008                                    855            480
   Thereafter                            2,038          3,218
                                     -------------------------
                                         9,488          5,675
   Less amounts representing interest        -         (2,721)
                                     -------------------------
   Present value of net minimum
     rentals                            $9,488        $ 2,954
                                     =========================

The Company is involved in various claims and legal actions occurring in the normal course of business. Management intends to vigorously defend all significant litigation and, in the opinion of management, ultimate resolution of these matters will not have a material effect on the Company's financial position, results of operations or cash flows.

In February 2004, Kmart Corporation filed a complaint against the Company alleging improper receipt of critical vendor payments made by Kmart pursuant to orders of the Bankruptcy court. The total amount of the claim is approximately $1,600. The Company plans to vigorously contest this litigation and believes the probability of future events confirming any loss may be reasonably possible, but the amount of loss contingency cannot be reasonably estimated. As of December 28, 2003, no amounts have been accrued related to such complaint.

                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



7. EMPLOYMENT AGREEMENTS

Effective July 2002, the Company amended the employment agreement with its chief executive officer, who is also a shareholder. The employment agreement is for a term of five years, subject to extensions, as defined, and among other things, provides salary and benefits, the issuance of certain stock options and anti-dilution provisions. Granted options vest ratably over a five-year period and are exercisable in conjunction with a change in ownership in the Company. Further, the agreement provides for certain call, put and right of first refusal provisions, as defined.

8. STOCK COMPENSATION PLANS

In 1998, the Company adopted a stock plan, entitled the 1998 Stock Option Plan (the "Plan"), which permits the Company to grant qualified or nonqualified options to purchase shares of the Company's common stock. The vesting period and option price for awards under the Plan are determined by the Company's Board of Directors at the date of the grant. Outstanding options generally vest over five years and must be exercised within ten years of the effective date of the grant, as defined by the Plan.

A summary of stock option activity under the above described plan is as follows:

                                           SHARES       OPTION PRICE
                                         -----------------------------

   Outstanding at January 1, 2001          95,291       $100 - $400
   Granted                                      -
   Forfeited                               (6,718)
                                         --------
   Outstanding at December 30, 2001        88,573       $100 - $400
   Granted                                 49,996       $100 - $400
   Forfeited                               (3,732)
                                         --------
   Outstanding at December 29, 2002       134,837       $100 - $400
   Granted                                 49,060       $100 - $400
   Forfeited                              (11,589)
                                         --------
   Outstanding at December 28, 2003       172,308       $100 - $400
                                         ========

At December 28, 2003, December 29, 2002 and December 30, 2001, there were 90,852, 85,035 and 77,228 shares exercisable, respectively.

Pro forma information regarding net income or loss is required by SFAS 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method subsequent to December 31, 1994. The fair value of options granted in 2003, 2002 and 2001 was estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions: risk-free interest rates ranging from 3.2% to 4.1%; no dividend yields; and a weighted-average expected life of the option of 6 years. The expected stock price volatility is not applicable as the minimum value valuation model (an acceptable model for privately held companies) was used.


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


                 21ST CENTURY NEWSPAPERS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8. STOCK COMPENSATION PLANS (CONTINUED)

At December 28, 2003 and December 29, 2002, the weighted average remaining contractual life of the options outstanding was 6.6 and 6.6 years, respectively. The weighted average fair value of options granted during 2003 and 2002 is approximately $71.83 and $16.97 per share, respectively. There were no options granted in 2001. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period on a straight line basis. The weighted average exercise price for options outstanding at December 28, 2003 and December 29, 2002 is $228 and $230, respectively. For the period ended December 28, 2003, the pro-forma expense related to the fair value of stock options totaled approximately $756. As such, net income would have decreased to $4,915. For the periods ended December 29, 2002 and December 30, 2001, the pro-forma results were not significantly different than actual results.

9. SUBSEQUENT EVENTS (UNAUDITED)

On August 12, 2004, Journal Register Company purchased all of the outstanding common stock of the Company in exchange for $415,000. In connection with the acquisition, all of the Company's outstanding debt was repaid in full.


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